SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):August 19, 2005

OCA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13457	72-1278948

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification Number)

3850 N. Causeway Boulevard, Suite 800
Metairie, Louisiana	70002

(Address of Principal Executive Offices)	(Zip Code)
(504) 834-4392
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed from Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
          On August 19, 2005, we amended our senior credit facility, pursuant to which (i) our lenders agreed to make available to us up to an additional $3.8 million of borrowing capacity, (ii) the lenders effectively waived our failure to file our 10-K and 10-Qs until October 31, 2005, (iii) we agreed to an increased interest rate, to collateralize our loan with our assets and to certain further restrictions on us, and (iv) we agreed to submit by September 30, 2005, alternatives for refinancing our debt.
          Also as part of the amendment, and to provide us with additional liquidity, Bart F. Palmisano, Sr., our Chairman and Chief Executive Officer, loaned us an additional $1.0 million on an unsecured basis at a rate of 10% and payable January 2006. This is in addition to the $2.0 million Mr. Palmisano already loaned to us in June 2005.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (c) Exhibits
               99.1 Amendment No. 6 to Credit Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCA, INC.
By:	/s/ Cathy M. Green
Cathy M. Green
Chief Accounting Officer and Interim Chief Financial Officer

Date: August 24, 2005

EXHIBIT INDEX
        (c) Exhibits

99.1	Amendment No. 6 to Credit Agreement

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